AMENDMENT TO 364-DAY CREDIT AGREEMENT

        This Amendment to 364-Day Credit Agreement (the “Amendment”), dated as of March 28, 2003, is between (i) FactSet Research Systems Inc. (the “Borrower”), and (ii) JPMorgan Chase Bank, f/k/a The Chase Manhattan Bank (the “Bank”).

        WHEREAS, the Borrower and the Bank are parties to a 364-Day Credit Agreement dated as of November 20, 1998 (the “Credit Agreement”); and

        WHEREAS, the Bank and the Borrower desire to amend the Credit Agreement to extend the Maturity Date.

        NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, receipt of which is acknowledged, it is hereby agreed as follows:

        Section 1.   Definitions.    Terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

        Section 2.   Amendment.   A.   Any and all references in the Credit Agreement to “The Chase Manhattan Bank” are amended to read “JPMorgan Chase Bank”.

B.   The definition of the term Maturity Date in Section 1.01 of the Credit Agreement is superseded and replaced in its entirety, and amended to read as follows:

“ Maturity Date” means March 26th, 2004.

        Section 3.   Representations.   The Borrower hereby represents and warrants to the Bank that: (i) the covenants, representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects with the same effect on and as of the date hereof as if made on and as of the date hereof, except to the extent that such representations and warranties relate to an earlier date, and as if each reference therein to the Credit Agreement were a reference to the Credit Agreement as amended by this Amendment; (ii) no Event of Default or Default specified in the Credit Agreement has occurred and is continuing; and (iii) the making and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action.

        Section 4.   Conditions.   The amendment set forth in Section 2 above shall become effective on the date first above written provided that the Bank shall have received a counterpart of this Amendment duly executed and delivered by the Borrower.

        Section 5.   Miscellaneous.   Except as expressly provided in this Amendment, the Credit Agreement shall remain unchanged and in full force and effect except that each reference therein to “this Agreement”, “herein”, “hereunder” and similar terms referring to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby. This Amendment (i) shall be deemed to be effective on and as of the date first above written, (ii) shall be governed by and construed in accordance with the laws of the State of New York, and (iii) may be executed in counterparts, each of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Amendment by signing any such counterpart. Should any terms or provisions of the Credit Agreement conflict with the terms and provisions contained in this Amendment, the terms and provisions of this Amendment shall prevail.

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

FACTSET RESEARCH SYSTEMS INC.		JPMORGAN CHASE BANK

By:	/s/ Ernest S. Wong	By:	/s/ T. David Short

Its:	Chief Financial Officer	Its:	Vice President